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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 24, 1995



                             PRICE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



    DELAWARE                        0-20449                    33-0628740
 (State or other                  (Commission               (I.R.S. Employer
  jurisdiction                   File Number)              Identification No.)
of incorporation)


               4649 MORENA BOULEVARD, SAN DIEGO, CALIFORNIA 92117
                    (Address of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (619) 581-4530



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     This Current Report on Form 8-K is filed by Price Enterprises, Inc., a
Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On December 21, 1994, the Company and Price/Costco, Inc., a Delaware corporation ("PriceCostco"), consummated an exchange offer transaction in which PriceCostco, the Company's former corporate parent, implemented a spin-off reorganization that resulted in the Company becoming a separate, publicly-held corporation. Following the consummation of such transaction, the Company determined to change its principal independent accountant from Arthur Andersen LLP, the principal independent accountant of PriceCostco, to Ernst & Young LLP. The Board of Directors of the Company approved the change of principal independent accountant to Ernst & Young LLP on January 18, 1995. Arthur Andersen LLP was dismissed as the Company's principal independent accountant as of January 24, 1995, and Ernst & Young LLP was engaged as of the same date.

     The report of Arthur Andersen LLP on the financial statements for the Company's most recent fiscal year (which was the only year in which Arthur Andersen LLP performed an audit for the Company) did not contain any adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope or accounting principles. In addition, during the Company's most recent fiscal year and the subsequent interim period preceding January 24, 1995, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make a reference to the subject matter of the disagreement in connection with its reports.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     16.1 Letter dated January 25, 1995 from Arthur Andersen LLP to the Securities and Exchange Commission.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 27, 1995                 Price Enterprises, Inc.



                                   By:  /s/ Daniel T. Carter
                                        ----------------------------------
                                   Name:     Daniel T. Carter
                                   Title:    Executive Vice President, Chief
                                             Financial Officer and Secretary

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                                  Exhibit Index


Exhibit No.                                                               Page
- -----------                                                               ----

16.1           Letter dated January 25, 1995 from Arthur Andersen LLP       4
               to the Securities and Exchange Commission.




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